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                                                                Exhibit 4.4
                     SECURITY INTEREST AND PLEDGE PROVISIONS

         For purposes of this ANNEX VII, the terms "Debtor" and "Secured Party" have the meanings ascribed to them in the Securities Purchase Agreement (as defined below), to which this Annex VII is attached.

         Unless otherwise specified, all capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Securities Purchase Agreement of even date herewith (the "Securities Purchase Agreement") to which the undersigned Debtor and the Lenders named therein are parties.

         These Security Interest and Pledge Provisions are sometimes referred to as the "Security Interest Agreement."

         Section 1.        The Security Interests.

         (a) In order to secure the due and punctual fulfillment of the Obligations (as defined below), the Debtor hereby grants, conveys, transfers and assigns to the Secured Party a continuing security interest in the following described fixtures and personal property, whether now owned or hereafter acquired, together with all additions, substitutions, replacements and proceeds and all income, interest, dividends and other distributions thereon (hereinafter collectively called the "Collateral"):

         all assets and properties of whatever kind and description, excluding intellectual property, now or hereafter owned by the Debtor, and all accessions, additions or improvements to, all replacements, substitutions and parts for, and all proceeds and products of the foregoing; all bank and securities accounts of any kind or nature; all books, records and documents relating to the foregoing located at the principal place of business or any other place of business of the Debtor, or at such other location as the business may hereafter be located , or held by any agent, representative or bailee of the Debtor wherever located.

         (b) The security interests granted pursuant to this Section 1 (the "Security Interests") are granted as security only and shall not subject the Secured Party to, or transfer or in any way affect or modify, any obligation or liability of the Debtor under any of the Collateral or any transaction which gave rise thereto.

         (c) If the Collateral includes certificated securities, documents or instruments, such certificates are herewith delivered to the Secured Party or to the Agent (as defined below) or the

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Agent's designee, accompanied by duly executed blank stock or bond powers or assignments, as applicable. The Debtor hereby authorizes the transfer of possession of all certificates, instruments, documents and other evidence of the Collateral to the Secured Party or the Agent or the Agent's designee. Notwithstanding anything to the contrary contained herein, this Security Interest Agreement evidences a present and absolute pledge of the Collateral to the Secured Party, which shall be effective upon the execution of this Security Interest Agreement.

         (d) The term " Obligations" means the due and punctual fulfillment and performance of all of the Debtor's obligations to the Secured Party whether now existing or hereafter arising (i) under each of the Securities Purchase Agreement, the Registration Rights Agreement, the Debentures, or any other Transaction Agreements and all other documentation and instruments reflecting the obligations of the Debtor to the Secured Party (collectively, the "Debtor Agreements") and (ii) any and all other obligations as may be incurred or assumed by the Debtor to the Secured Party from time to time; all of the foregoing whether arising under any agreement, instrument or document, whether or not for the payment of money, whether arising by reason of an extension of credit, opening a letter of credit, loan or guarantee or in any other manner, whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, whether now existing or hereafter arising, and any amendments, extensions, renewals or increases, and all costs and expenses of the Secured Party incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including reasonable attorneys' fees and expenses.

         Section 2.        Filing; Further Assurances.

         (a) The Debtor will, at its expense, execute, deliver, file and record (in such manner and form as the Secured Party may require), or permit the Secured Party to file and record, any financing statements, any carbon, photographic or other reproduction of a financing statement or this Security Interest Agreement (which shall be sufficient as a financing statement hereunder), any specific assignments or other paper that may be reasonably necessary or desirable, or that the Secured Party may request, in order to create, preserve, perfect or validate any Security Interest or to enable the Secured Party to exercise and enforce its rights hereunder with respect to any of the Collateral. Effective upon the existence of an Debtor Event of Default (as defined below), the Debtor hereby appoints Secured Party as Debtor's attorney-in-fact to execute in the name and behalf of Debtor such additional financing statements as Secured Party may request.

         (b) Solely for administrative convenience and not for any other purpose, each Secured Party has designated Krieger & Prager LP to act as agent for and on behalf of the Secured Party (the "Agent") for purposes of taking possession of the Collateral and for execution of and identification on any financing statement or similar instrument referring to or describing the Collateral. Such agency designation shall remain in effect until canceled by such Secured Party; provided, however, that such cancellation shall not affect the validity of any action theretofore taken by such agent pursuant to this provision. The Debtor acknowledges and agrees to honor such designation and acknowledges that the Agent is acting as the agent of the Secured Party and not as a principal.

         Section 3. Representations and Warranties of Debtor. Except for the interests of

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         (i) the Senior Lender, which has and retains an interest in the
         Collateral which is senior to and has priority over the interest of the Secured Party therein (the "Senior Lender Interests");

         (ii) Ed Tucker Distributor, Inc. ("Tucker"), which has and retains an interest in "all Ed Tucker Distributor, Inc. inventory known and now in possession and to be acquired" by the Debtor, to secure an aggregate obligation not exceeding $13,050 (the "Tucker Interests"); and

         (iii) any other party (a "Subordinating Party") having a security interest in or to any of the Collateral, each of which has acknowledged and consented in writing to the priority of the security interest of the Secured Party in and to the Collateral granted hereby, the Debtor hereby represents and warrants to the Secured Party as follows:

         (a) There are no restrictions on the pledge or transfer of any of the Collateral, other than restrictions referenced on the face of any certificates evidencing the Collateral.

         (b) The Debtor is the legal, beneficial and record owner of the Collateral, which is registered in the name of the Debtor as of the date hereof.

         (c) Except for the Senior Lender Interests, the Tucker Interests and the interests of any Subordinating Party and except for the security interests of Coast (as defined below), to the extent provided in the immediately following sentence, the Collateral is free and clear of any security interests, pledges, liens, encumbrances, charges, agreements, claims or other arrangements or restrictions of any kind; and the Debtor will not incur, create, assume or permit to exist any pledge, security interest, lien, charge or other encumbrance of any nature whatsoever on any of the Collateral, or assign, pledge or otherwise encumber any right to receive income from the Collateral, except in connection with any secured financing with a New Senior Lender. Except for such financing statements representing the Senior Lender Interests or in favor of Subordinating Parties, a schedule of which is attached hereto as part of Exhibit A and made a part hereof, no financing statement covering the Collateral is on file in any public office, other than (i) financing statements naming Coast Business Credit ("Coast"), as secured party, which financing statements are being terminated by Coast, as reflected in an August 1, 2000 letter from Coast, a copy of which has been provided to the Secured Party, (ii) financing statements representing the Tucker Interests, which security interest will be released and which financing statements will be terminated upon Tucker's receipt of payments aggregating no more than $13,050, as reflected in an August 3, 2000 letter from Tom Mathews, Jr., Esq., counsel to Tucker, a copy of which has been provided to the Secured Party, and (iii) financing statements filed pursuant to this Security Interest Agreement.

         (d) Subject to the Senior Lender Interests and the Tucker Interests, the Debtor has the right to transfer the Collateral free of any encumbrances and the Debtor will defend the Debtor's title to the Collateral against the claims of all persons, and any registration with, or consent or approval to or action by, any federal, state or other governmental authority or regulatory body which was or is necessary for the validity of the pledge and grant of the security interest in the Collateral has been obtained.

         (e) Upon the occurrence of a Debtor Event of Default, no third party other than the Senior Lender or the Subordinating Parties, has any rights to receive notice of such default or the
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sale of the Collateral or any portion thereof, and no third party other than the
Senior Lender or the Subordinating Parties has rights to purchase all or any portion of the Collateral.

         (f) All additional information, representations and warranties contained in Exhibit B attached hereto and made a part hereof are true, accurate and complete on the date hereof.

         Section 4. Covenants of Debtor. The Debtor hereby covenants and agrees with the Secured Party that the Debtor, except with the prior written consent of the Secured Party in each instance, (a) will, at the Debtor's sole cost and expense, defend the Collateral against all claims and demands of all persons (including Subordinating Parties) at any time claiming any interest therein senior to the Secured Party's interest; (b) will provide the Secured Party with prompt written notice of (i) any change in the chief executive officer of the Debtor or the office where the Debtor maintains its books and records pertaining to the Collateral; (ii) the movement or location of all or a material part of the Collateral to or at any address other than as set forth in said Exhibit B; and (iii) any facts which constitute an Debtor Event of Default, or which, with the giving of notice and/or the passage of time, could or would constitute an Debtor Event of Default, pursuant to Section 7 below; (c) will promptly pay any and all taxes, assessments and governmental charges upon the Collateral prior to the date penalties are attached thereto, except to the extent that such taxes, assessments and charges shall be contested in good faith by the Debtor; (d) will immediately notify the Secured Party of any event causing a substantial loss or diminution in the value of all or any material part of the Collateral and the amount or an estimate of the amount of such loss or diminution; (e) will have and maintain adequate insurance at all times with respect to the Collateral against risks of fire (including so-called extended coverage) and theft, and such other risks as are customary in the Debtor's industry for the respective items included in the Collateral, such insurance to be payable to the Secured Party and the Debtor as their respective interests may appear, subject in all events to the Senior Lender Interests, and shall provide for a minimum of ten
(10) days prior written notice of cancellation to the Secured Party, and Debtor shall furnish the Secured Party with certificates or other evidence satisfactory to the Secured Party of compliance with the foregoing insurance provisions; (f) will not sell or offer to sell or otherwise assign, transfer or dispose of the Collateral or any interest therein, without the prior written consent of the Secured Party, except in the ordinary course of business; (g) other than the Senior Lender Interests, will keep the Collateral free from any adverse lien, security interest or encumbrance (except for encumbrances specified in Exhibit A attached hereto) and in good order and repair, reasonable wear and tear excepted, and will not waste or destroy the Collateral or any part thereof; and
(h) will not use the Collateral in material violation of any statute or ordinance the violation of which could materially and adversely affect the Debtor's business.

         Section 5. Records Relating To Collateral. The Debtor will keep its records concerning the Collateral at its offices designated in Exhibit B or at such other place or places of business of which the Secured Party shall have been notified in writing no less than ten (10) days prior thereto. The Debtor will hold and preserve such records and chattel paper and will permit representatives of the Secured Party at any time during normal business hours upon reasonable notice to examine and inspect the Collateral and to make abstracts from such records and chattel paper, and will furnish to the Secured Party such information and reports regarding the Collateral as the Secured Party may from time to time reasonably request.

         Section 6. General Authority. The Debtor hereby appoints the Secured Party the Debtor's lawful attorney, with full power of substitution, in the name of the Debtor, for the sole use and benefit of the Secured Party, but at the Debtor's expense, to exercise, all or any of the
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following powers with respect to all or any of the Collateral during the existence of any Debtor Event of Default:

         (a) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due;

         (b) to receive, take, endorse, assign and deliver all checks, notes, drafts, documents and other negotiable and non- negotiable instruments and chattel paper taken or received by the Secured Party;

         (c) to settle, compromise, prosecute or defend any action or proceeding with respect thereto;

         (d) to sell, transfer, assign or otherwise deal in or with the same or the proceeds thereof or the related goods securing the Collateral, as fully and effectually as if the Secured Party were the sole and absolute owner thereof;

         (e) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto; and

         (f) to discharge any taxes, liens, security interests or other encumbrances at any time placed thereon;

provided that the Secured Party shall give the Debtor not less than ten (10) days prior written notice of the time and place of any sale or other intended disposition of any of the Collateral.

         Section 7. Debtor Events of Default. The Debtor shall be in default under this Security Interest Agreement upon the occurrence of any of the following events (a "Debtor Event of Default"):

         (a) if any representation or warranty made by the Debtor in this ANNEX VII or in any of the Transaction Agreements shall be false or misleading in any material respect; or

         (b) the occurrence of an Event of Default (as defined in the Debenture).

         Section 8.        Remedies Upon Debtor Event of Default.

         (a) If any Debtor Event of Default shall have occurred, the Secured Party may exercise all the rights and remedies of a Secured Party under the Uniform Commercial Code. The Secured Party may require the Debtor to assemble all or any part of the Collateral and make it available to the Secured Party at a place to be designated by the Secured Party which is reasonably convenient. The Secured Party shall give the Debtor ten (10) days prior written notice of the Secured Party's intention to make any public or private sale or sale at a broker's board or on a securities exchange of the Collateral. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as the Secured Party, in its sole discretion, may determine. The Secured Party shall not be obligated to make any such sale pursuant to any such notice. The Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be adjourned. The Secured Party, instead of exercising the power of sale herein conferred upon it,
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may proceed by a suit or suits at law or in equity to foreclose the Security
Interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

         (b) At any bona fide public sale the Secured Party shall be free to purchase all or any part of the Collateral. Any such sale may be on cash or credit. The Secured Party will not be obligated to make any sale and may sell at the time and place to which the sale is adjourned. If the Collateral is customarily sold on a recognized market or threatens to decline speedily in value, the Secured Party may sell such Collateral at any time without giving prior notice to the Debtor. Whenever notice is otherwise required by law to be sent by the Secured Party to the Debtor of any sale or other disposition of the Collateral, three (3) days' written notice sent to the Debtor at the notice address specified below will be reasonable.

         Section 9.        Application of Collateral and Proceeds.

         (a) The proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied in the following order of priorities:
(i) first, to the payment of all of the reasonable expenses of such sale or other realization, including, without limitation, reasonable attorneys' fees, and all expenses, liabilities and advances reasonably incurred or made by the Secured Party in connection therewith, and of any other unreimbursed expenses for which the Secured Party is to be reimbursed pursuant to the terms of any of the Transaction Agreements; (ii) second, to any obligations owed to the Senior Lender secured by the Senior Lender Interests; (iii) third, to the payment of the Obligations in such order of priority as the Secured Party, in its sole discretion, shall determine; and (iv) finally, to the payment to the Debtor, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds after payments of the character referred to in subsections (i) through (iii) of this Section 9(a) shall have been made.

         (b) If any demand is made at any time upon the Secured Party for the repayment or recovery of any amount received by it in payment or on account of any of the Obligations from the disposition of the Collateral and if the Secured Party repays all or any part of such amount, the Debtor will be and remain liable for the amounts so repaid or recovered to the same extent as if never originally received by the Secured Party.

         (c) In furtherance of the foregoing, and not in limitation thereof:

         (i) The Secured Party, as attorney-in-fact pursuant to the terms of this Security Interest Agreement, may, in the name and stead of the Debtor, make and execute all conveyances, assignments and transfers of the Collateral sold pursuant to the terms of this Security Interest Agreement. The Debtor shall, if so requested by the Secured Party or representatives or agents of the Secured Party, ratify and confirm any sale or sales by executing and delivering to the Secured Party or its designees, or to such purchaser or purchasers, all such instruments as may, in the judgment of the Secured Party, be advisable for such purpose.

         (ii) The receipt of the Secured Party for the purchase money paid at any such sale made by it shall be a sufficient discharge therefor to any purchaser of the Collateral, or any portion thereof, sold as aforesaid; and no such purchaser (or his or its representatives or assigns), after paying such purchase money and receiving such receipt, shall be bound to see to the application of such purchase
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         money or any part thereof or in any manner whatsoever be answerable for any loss, misapplication, necessity, expediency or regularity of any such sale.

         Section 10. Further Assurances. At any time and from time to time, upon demand of the Secured Party, the Debtor will give, execute, file and record any notice, financing statement, continuation statement, instrument, document or agreement that the Secured Party may consider necessary or desirable to create, preserve, continue, perfect or validate any security interest granted hereunder or to enable the Secured Party to confirm its rights hereunder with respect to such security interest. Without limiting the generality of the foregoing, the Debtor hereby irrevocably appoints the Secured Party as the Debtor's attorney-in-fact to do all acts and things in the Debtor's name that the Secured Party may deem necessary or desirable to carry out the purposes of this Security Interest Agreement, which appointment is deemed to be coupled with an interest. The Secured Party is authorized to file financing statements, continuation statements and other documents under the Uniform Commercial Code relating to the Collateral without the Debtor's signature, naming the Debtor as debtor and the Secured Party (or the Agent as agent of the Secured Party) as secured party.

         Section 11. Expenses; Secured Party's Lien. The Debtor will forthwith upon demand pay to the Secured Party: (a) the amount of any taxes which the Secured Party may have been required to pay by reason of the Security Interests (including, without limitation, any applicable transfer taxes) or, except with respect with the Senior Lender Interests, to free any of the Collateral from any lien thereon; and (b) the amount of any and all reasonable out-of-pocket expenses, including, without limitation, the reasonable fees and disbursements of its counsel, and of any agents not regularly in its employ, which the Secured Party may incur in connection with (i) the preparation of any amendments or modifications of this Security Interest Agreement, (ii) the collection, sale or other disposition of any of the Collateral; (iii) the exercise by the Secured Party of any of the powers conferred upon it hereunder, or (iv) any default by the Debtor hereunder.

         Section 12. Termination of Security Interests; Release of Collateral. Upon the repayment and performance in full of all the Obligations, the Security Interests shall terminate and all rights to the Collateral shall revert to the Debtor. Upon any such termination of the Security Interests or release of Collateral, the Secured Party will, at the Debtor's expense, to the extent permitted by law, execute and deliver to the Debtor such documents as the Debtor shall reasonably request to evidence the termination of the Security Interests or the release of such Collateral, as the case may be.

         Section 13. Notices. Any notice required or permitted hereunder shall be given in the manner contemplated by the Securities Purchase Agreement.

         Section 14.       Miscellaneous.

         (a) No failure on the part of the Secured Party to exercise, and no delay in exercising, and no course of dealing with respect to, any right, power or remedy under this Security Interest Agreement shall operate as a waiver thereof; nor shall any single or partial exercise by the Secured Party of any right, power or remedy under this Security Interest Agreement preclude the exercise, in whole or in part, of any other right, power or remedy. The remedies in this Security Interest Agreement are cumulative and are not exclusive of any other remedies provided by law. Neither this Security Interest Agreement nor any provision hereof may be changed, waived,
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discharged or terminated orally but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

         (b) Unless otherwise defined herein, or unless the context otherwise requires, all terms used herein which are defined in the Delaware Uniform Commercial Code have the meanings therein stated.

         Section 15. Separability. If any provision hereof shall prove invalid or unenforceable in any jurisdiction whose laws shall be deemed applicable, the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Secured Party.

Acknowledged:
TITAN MOTORCYCLE CO. OF AMERICA, Debtor


By:______________________________________
Its


STATE OF ________________
COUNTY OF ______________

     On the ______ day of ________, 2000, before me personally came _________________________, to me known, who being by me duly sworn, did depose and say that he resides at _____________________________________,
__________________; that he is the _______________ of TITAN MOTORCYCLE CO. OF
AMERICA, the corporation described in and which executed the foregoing instrument as Debtor; that he was authorized to execute the foregoing instrument on behalf of said corporation by the Board of Directors of said corporation; and that he executed the foregoing instrument voluntarily and of his own free will on behalf of said corporation.

                                                ________________________________
                                                Notary Public
                                                My commission expires:

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                                    EXHIBIT A

                   FINANCING STATEMENTS ON FILE ON DATE HEREOF


         1.       Financing Statement on Form UCC-1, naming Debtor, as debtor,
                  and                  ,  as secured party, as filed in the
                  office of the Secretary of State of the State of
                  on                       ,         and in the office of
                  on                       ,         .  Covered
                  collateral:
                              [IN LIEU OF FOREGOING, SEE ATTACHED COPIES OF UCC FINANCING STATEMENTS ON FILE]

Debtor represents that, except for the security interest referred to in paragraph 1 above, there are no security interests in the Collateral in favor of any other party.


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                                    EXHIBIT B



                    ADDITIONAL REPRESENTATIONS AND WARRANTIES


     1.  The exact title of the Debtor is TITAN MOTORCYCLE CO. OF AMERICA

     2. The Debtor does business under the names:




     3.  The Debtor was incorporated on              under the laws of the State
         of Nevada and is in good standing under those laws.

     4. The President of the Debtor is Frank Keery.

     5. The Debtor is qualified to transact business in:
                           Arizona



     6.  The Debtor's only place(s) of business is/are at:
                           2222 West Peoria Avenue, Phoenix, AZ 85029.


     7. The Debtor owns or has an interest in personal property or fixtures at the following locations:

         Address                                     Record Owner of Real Estate